UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                               ------------------


                                    FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                               ------------------



     Date of Report (Date of earliest event reported): February 18, 1997
                                                       -----------------


                                  SERAGEN, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)


        DELAWARE                    0-19855                  04-2662345
        --------                    -------                  ----------
     (State or other              (Commission              (IRS Employer
     jurisdiction of              File Number)           Identification No.)
     incorporation)


                 97 SOUTH STREET, HOPKINTON, MASSACHUSETTS 01748
                 -----------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code; (508) 435-2331








                             Exhibit Index on page 6







Item 7.  Financial Statements and Exhibits.
-------------------------------------------

Financial Statements.

     The following unaudited proforma financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

Pro Forma Information (unaudited):

     On February 18, 1997, the Company entered into an agreement to sell its manufacturing and clinical operations facilities to B.U. or a designated affiliate for $5 million. The closing of the transaction is subject to, among other things, approval by the Company's stockholders. B.U. has paid the Company $4.5 million as a deposit and has assumed responsibility for the facility's operations, including responsibility for operating costs. The Company currently may use this deposit to fund its operations. At the closing, a majority of the Company's employees involved in the manufacturing and clinical operations will become employees of B.U. Both the deposit and the operating costs paid by B.U. are subject to refund in the event that conditions for closing are not met.

     Simultaneously, the Company entered into a service agreement with B.U. providing for the purchase by the Company of certain services related to product research, development, manufacturing, clinical trials, quality control, and quality assurance. This service contract expires in January 1999 and is subject to early termination provisions, as defined, including the option of B.U. to terminate the agreement if losses during a contract year exceed $9.0 million and the Company does not reimburse B.U. for the losses in excess of $9.0 million. The service contract may be renewed for two successive one-year terms at the option of the Company. The Company has the option to repurchase the assets comprising the manufacture and clinical operations facilities. The Company has agreed to pay B.U. approximately $5.5 million and $6.6 million in years 1 and 2 of this contract, respectively. The fees can be mutually increased or decreased, but may not be reduced to less than $4.3 million per contract year. The service agreement is expected to substantially reduce operating costs in research and development as Seragen will be contracting solely for the services that the Company requires for clinical and manufacturing purposes. The Company intends to account for the transaction upon approval by the Company's shareholders.

     The following unaudited pro forma financial information reflects the Company's balance sheet, as of December 31, 1996 and the Company's historical statement of operations for the year ended December 31, 1996, assuming the transactions described above were consummated on January 1, 1996. The unaudited pro forma financial statements do not purport to be indicative of the results which would actually have been reported if the transactions had been effected on that date or which may be reported in the future.


                                                           SERAGEN, INC.
                                                 UNAUDITED PRO FORMA BALANCE SHEET
                                                      AS OF DECEMBER 31, 1996


                         ASSETS                                                HISTORICAL    ADJUSTMENTS       PRO FORMA
                                                                               ----------     -----------      ---------
Current assets:
   Cash and cash equivalents................................................. $ 1,548,392    $ 5,000,000(a)  $ 6,548,392
   Restricted cash...........................................................     610,318              -         610,318
   Contract receivable.......................................................     485,261              -         485,261
   Unbillied contract receivalbe.............................................      33,983              -         833,983
   Prepaid expenses and other current assets.................................     285,356              -         285,356
                                                                              -----------      ---------     -----------
        Total current assets.................................................   3,763,310      5,000,000       8,763,310

Property and equipment, net..................................................   4,604,115     (4,595,594)b)        8,521
Other assets.................................................................      77,183              -          77,183
                                                                              -----------     ----------     -----------
        Total assets......................................................... $ 8,444,608    $   404,406     $ 8,849,014
                                                                              ===========    ===========     ===========
               LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities:
   Accounts payable..........................................................   1,111,477              -       1,111,477
   Current maturities of long-term debt......................................      37,418              -          37,418
   Accrued expenses..........................................................   3,177,467              -       3,177,467
   Preferred stock redemption liability......................................   1,236,753              -       1,236,753
   Short-term obligation, less unamortized discount..........................   4,128,097              -       4,128,097
                                                                              -----------     ----------      ----------
        Total current liabilities............................................   9,691,212              -       9,691,212
                                                                              -----------     ----------      ----------

Non-current liabilities:
   Lilly contract obligation.................................................   1,200,000              -       1,200,000
   Canadian affiliate put option liability...................................   2,400,000              -       2,400,000
                                                                              -----------     ----------     -----------
        Total non-current liabilities........................................   3,600,000              -       3,600,000
                                                                              -----------     ----------     -----------
Commitments and contingencies
Stockholders' (deficit):
  Preferred stock, $.01 par value; 5,000,000 shares authorized
    Convertible preferred stock, Series A, $.01 par value; issued and outstanding 3,105 shares at December 31, 1996, $2,015,522
      liquidation preference.................................................   2,015,522              -       2,015,522
    Convertible preferred stock Series B, $.01 par value; issued and oustanding 23,800 shares at December 31, 1996, $23,800,000
      liquidation preference.................................................  23,800,000              -      23,800,000

    Convertible preferred stock Series C, $.01 par value; issued and oustanding 5,000 shares at December 31, 1996, $5,100,000
      liquidation preference.................................................   5,100,000              -       5,100,000
    Common stock, $.01 par value; 70,000,000 shares authorized; issued
      17,199,458 shares at December 31, 1996.................................     171,994              -         171,994
Additional paid in capital...................................................  151,323,022       404,406(c)  151,727,428
Accumulated deficit.......................................................... (187,254,811)           -     (187,254,811)
                                                                              ------------    ----------    ------------
                                                                                (4,844,273)      404,406      (4,439,867)

Less-treasury stock (777 shares at cost at December 31, 1996.................       (2,331)            -          (2,331)
                                                                              ------------    ----------    ------------
           Total stockholders' (deficit).....................................   (4,846,604)      404,406      (4,442,198)
                                                                              ------------    ----------    ------------
           Total liabilities and stockholders' (deficit).....................  $ 8,444,608     $ 404,406     $ 8,849,014
                                                                               ===========     =========     ===========











 The following pro forma adjustments are required to reflect the sale of the majority of the Company's property and equipment, the assignment of certain capital and operating leases to Boston University and the Company's service contract with Boston University as discussed in Note B in the Company's Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 1996. The net book value and estimated disposition costs are based on the estimated fair value, as determined by the management of the Company. Such allocation will be revised to reflect changes in assets through the date of closing and the determination of actual disposition costs.

Notes to Pro Forma Balance Sheet

(a) Reflects an increase in cash for the receipt of the
    purchase price.                                                 $5,000,000

(b) Reflects a reduction in property and equipment for the
    net book value of assets sold.                                  $4,595,594

(c) Reflects the excess of the purchase price over the net
    book value of the asset sold as additional paid in capital.     $  404,406









                                -4-
PAGE

                                           SERAGEN, INC.
                             UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                FOR THE YEAR ENDED DECEMBER 31, 1996



                                                    HISTORICAL           ADJUSTMENTS              PRO FORMA
                                                   ------------         -------------           ------------

Revenue:
  Contract revenue and license fees .......        $ 10,542,315         $         -             $ 10,542,315

Operating expenses:
  Cost of contract revenue and license fees           5,704,243                   -                5,704,243
  Research and development ................          13,959,405          (13,236,892)(a)             722,513
  Contract R&D with affiliate .............                  -             5,521,342 (b)           5,521,342
  General and administrative ..............           7,208,465           (1,669,337)(a)           5,539,128
                                                   ------------         ------------            ------------
                                                     26,872,113           (9,384,887)             17,487,226
                                                   ------------         ------------            ------------
     Loss from operations .................         (16,329,798)           9,384,887              (6,944,911)


Loss incurred in connection with
  Canadian affiliate ......................           2,923,864                   -                2,923,864
Interest income ...........................             120,740                   -                  120,740
Interest expense ..........................           5,453,638                   -                5,453,638
                                                   ------------         ------------            ------------

     Net loss .............................         (24,586,560)           9,384,887             (15,201,673)
                                                   ============         ============            ============

Preferred stock dividends .................          10,394,918                   -               10,394,918
                                                   ------------         ------------            ------------

Net loss applicable to common stockholders         $(34,981,478)        $  9,384,887            $(25,596,591)
                                                   ============         ============            ============

Net loss per common share .................        $      (2.09)        $         -             $      (1.53)
                                                   ============         ============            ============
Weighted average common shares used
  in computing net loss  per share ........          16,724,493                   -               16,724,493
                                                   ============         ============            ============

The following pro forma adjustments are required to reflect the sale of the majority of the Company's property and equipment, the assignment of certain capital and operating leases to Boston University, the Company's service contract with Boston University and the transfer of the majority of the Company's employees to B.U. as discussed in Note B in the Company's Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 1996. The pro forma adjustments will be revised to reflect changes in assets through the date of closing and the determination of actual disposition costs.

Notes to Pro Forma Statement of Operations

(a) Reflects the estimated reduction of operating expenses due to the sale of property and equipment, the transfer of employees to B.U. and reductions in the related research and development
    and general and administrative activities.                     $14,906,229

(b) Reflects the contracted cost for the initial contract year of research and development activities to be received through the
    service contact with B.U.                                      $ 5,521,342

                                Exhibits.

            None

                            SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Seragen, Inc.
                                           ---------------
                                             (Registrant)


Date:  May 2, 1997                           /s/ Reed R. Prior
                                            ------------------------
                                            Reed R.Prior
                                            Chairman of the Board and
                                            Chief Executive Officer